                                                                       EXHIBIT 1

                        DIRECTORS AND EXECUTIVE OFFICERS
                                       OF
                            NETWORKS ASSOCIATES, INC.

               (A)                                  (C)                            (F)

                                          PRINCIPAL OCCUPATION OR
            DIRECTORS                      EMPLOYMENT AND ADDRESS              CITIZENSHIP
--------------------------------    -------------------------------------     --------------
William L. Larson                   Chief Executive Officer and               United States
                                    Chairman of the Board, Networks
                                    Associates, Inc.

Leslie G. Denend                    President and Director, Networks          United States
                                    Associates, Inc.

Virginia Gemmell                    Director, Networks Associates,            United States
                                    Inc., President, GlidePath, Inc., a
                                    consulting firm.

Edwin L. Harper                     Director, Networks Associates,            United States
                                    Inc., President and Chief Executive
                                    Officer of SyQuest Technology,
                                    Inc., a manufacturer of computer
                                    peripherals.



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
               (A)                                  (C)                            (F)

                                          PRINCIPAL OCCUPATION OR
        EXECUTIVE OFFICERS                 EMPLOYMENT AND ADDRESS              CITIZENSHIP
--------------------------------    -----------------------------------       -------------
William L. Larson                   Chief Executive Officer and               United States
                                    Chairman of the Board

Leslie G. Denend                    President                                 United States

Dennis L. Cline                     Executive Vice President of               United States
                                    Worldwide Sales

Prabhat K. Goyal                    Chief Financial Officer, Vice             United States
                                    President of Finance and
                                    Administration, Treasurer and
                                    Secretary

Zachary A. Nelson                   Executive Vice President of Total         United States
                                    Service Desk Division

Peter R. Watkins                    Executive Vice President of Total         United States
                                    Virus and Defense Division